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                                  NEWS RELEASE

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FOR RELEASE:  IMMEDIATE                                 CONTACT:  Maria Vafiades
                                                                  (508) 947-4343

                MAYFLOWER BANCORP REPORTS SECOND QUARTER RESULTS
                ------------------------------------------------
                             AND PAYMENT OF DIVIDEND
                             -----------------------

         (Middleboro, MA), December 4, 2007 --- Mayflower Bancorp, Inc. (NASDAQ Global Market: MFLR) (the "Company") the bank holding company for Mayflower Cooperative Bank (the "Bank") today reported net income of $256,000 or $.12 per share for its second quarter ended October 31, 2007 as compared to earnings of $283,000 or $.14 per share for the same quarter last year. Diluted earnings per share for the second quarter were $.12 compared to $.13 for the second quarter of last year.

         For the six months ended October 31, 2007, net income was $498,000 or $.24 per share. Earnings for the same period one year ago were $583,000 or $.28 per share. On a diluted earnings per share basis, earnings for the six months were $.23 per share compared to $.27 for the same period last year.

         Net interest income for the quarter decreased by $99,000, or 5.5%, to $1.7 million as compared to $1.8 million for the quarter ended October 31, 2006. The Company continues to be negatively impacted by compression of its net interest margin and by a slow real estate market. The net interest margin has continued to decrease, from 3.09% for the quarter ended October 31, 2006 to 2.96% for the quarter ended October 31, 2007. Average interest earning assets for the quarter decreased from $231.5 million for the quarter ended October 31, 2006 to $228.2 million for the quarter ended October 31, 2007. Average interest bearing liabilities decreased from $223.0 million for the quarter ended October 31, 2006 to $222.0 million for the quarter ended October 31, 2007.

         The provision for loan losses was zero during the quarter ended October 31, 2007, compared to $30,000 for the same quarter for the previous year.

         Non-interest income for the quarter increased by $23,000 as compared to the same quarter in the prior year. This increase was partially due to an increase of $24,000 in gains on the sale of loans and an increase of $3,000 in gains on sales of investments. Additionally, other income increased by $12,000 as a result of fees received from the Company's check printer in a revenue sharing arrangement. These factors were offset by decreases in loan origination fees and customer service fees of $12,000 and $4,000 respectively.

         The Company's operating expenses increased by $25,000 or 1.5% for the quarter ended October 31, 2007 as compared to the quarter ended October 31, 2006. This increase was the result of an increase of $37,000 in salary and benefit expense resulting from the retention of staff for the Company's newest branch in West Wareham, Massachusetts; and increases in benefit costs company-wide. Occupancy and equipment expenses increased by $31,000 due to increased energy costs and other expenses associated with the Company's West Wareham office. Also, data processing expense increased by $4,000 and other expenses decreased by $47,000.

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         For the six months ended October 31, 2007, net interest income was $3.5 million, a decrease of $191,000 or 5.2% compared to the prior year six month period. Because of higher funding costs, the Company's net interest margin decreased from 3.14% for the six months ended October 31, 2006 to 3.03% for the six months ended October 31, 2007. Average interest earning assets for the six months ended October 31, 2007 were $227.8 million as compared to $232.2 million for the six months ended October 31, 2006, while average interest bearing liabilities were $221.4 million compared to $223.6 million for the same six month period one year ago.

         The provision for loan losses was zero for the six months ended October 31, 2007, compared to $60,000 for the six months ended October 31, 2006.

         For the six months ended October 31, 2007, other income totaled $626,000 compared to $606,000 for the six months ended October 31, 2006, an increase of $20,000 or 3.3%. The increase is due to increases in gains on sales of loans and investments of $9,000 and $3,000 respectively. Additionally, customer service fees increased by $6,000, while other income increased by $26,000 as a result of a revenue sharing arrangement with the Company's check printer and other usage driven fees. These increases were offset by a decrease of $24,000 in loan origination fees.

         Total operating expenses increased by $78,000 to $3.4 million for the six months ended October 31, 2007, an increase of 2.4% as compared to the same period last year. This increase was primarily attributable to an increase of $91,000 in salary and benefits due to employee additions and higher benefit costs, and to an increase of $52,000 in occupancy and equipment expense due to additional branch expense. These increases were offset by a decrease of $67,000 in other expenses due to the elimination of consulting expenses incurred with the prior year reorganization into a holding company structure.

         Since April 30, 2007, total assets of the Company have decreased by $519,000 to $241.8 million as of October 31, 2007. This decrease is due to a reduction of $2.4 million in the Company's loan portfolio, which was principally attributable to a decrease in construction mortgages outstanding. The decrease in loans was offset by an increase in the Company's total investment portfolio, which increased by $3.1 million. Total deposits increased by $871,000, to $201.7 million. The increase was comprised of an increase of $3.4 million in certificate accounts, offset by a decrease of $2.5 million in non-certificate accounts. Borrowed funds outstanding decreased by $1.4 million.

         As of October 31, 2007, nonperforming assets totaled $1.1 million, compared to zero at April 30, 2007. The increase is due to the classification of the net balance of a $1.1 million commercial construction mortgage secured by a condominium development in southeastern Massachusetts as nonperforming.

         Total stockholders' equity was $19.6 million at October 31, 2007 or 8.11% of total assets. This compares to stockholders' equity of $19.6 million or 8.10% of total assets at April 30, 2007. During the six months ended October 31, 2007, stockholders' equity decreased by $12,000. Components of this include net income of $498,000 for the six month period as offset by $419,000 due to the payment of dividends totaling $0.20 per share. Additionally, stockholders' equity increased by $21,000 due to the exercise of employee stock options and decreased by $17,000 due to the repurchase of shares by the Company. Finally, stockholders equity decreased by $95,000 due to an increase in the unrealized loss on securities classified as available-for-sale, from a net unrealized loss of $218,000 at April 30, 2007 to a net unrealized loss of $313,000 at October 31, 2007.

         In conjunction with these announcements, Edward M. Pratt, President and Chief Executive Officer of the Company also reported that the Company's Board of Directors has declared a quarterly cash dividend of $.10 per share to be payable on December 24, 2007, to shareholders of record as of December 17, 2007.

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         Additionally, Mr. Pratt commented "our results continue to be impacted by a very difficult economic environment, including a slumping real estate market plagued by uncertain property values, increased mortgage foreclosures in our area, and falling consumer confidence. We take note however, of this quarter's highest level of profitability over the last four quarters, effective control of our operating expenses and a continued strong loan loss allowance. We continue to believe the Company is well positioned to ride out the current economic uncertainties in our market and to profit from the Company's inherent strength and the initiatives we have previously put in place."

         Mayflower Bancorp, Inc. is the holding company for Mayflower Co-operative Bank which specializes in residential and commercial lending and traditional banking and deposit services. The Company currently serves southeastern Massachusetts from its Main Office in Middleboro and maintains additional full-service offices in Bridgewater, Lakeville, Plymouth, Rochester, Wareham, and West Wareham, Massachusetts. All of the Company's deposits are insured by the Federal Deposit Insurance Corporation (FDIC) to applicable limits. All amounts above those limits are insured in full by the Share Insurance Fund (SIF) of Massachusetts. For further information on Mayflower Bancorp, Inc. please visit www.mayflowerbank.com.

         (See accompanying Selected Consolidated Financial Information)

THIS EARNINGS REPORT MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS REGARDING ECONOMIC, LEGISLATIVE AND REGULATORY ISSUES THAT MAY IMPACT THE COMPANY'S EARNINGS IN FUTURE PERIODS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO VARY MATERIALLY FROM CURRENT MANAGEMENT EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, REAL ESTATE VALUES AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES.


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

MAYFLOWER BANCORP, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                        OCTOBER 31,               APRIL 30,
                                                           2007                     2007
                                                       ------------             ------------
Total assets                                            $241,788                  $242,307
Loans receivable, net                                    134,591                   137,003
Federal funds sold                                         4,847                     3,919
Investment securities:
   Held for investment                                    38,193                    37,002
   Available for sale, net                                45,827                    43,885
Deposits                                                 201,730                   200,859
Borrowed funds                                            19,129                    20,558
Stockholders' equity                                      19,605                    19,617

Equity to assets ratio                                      8.11%                     8.10%
Book value per share                                    $   9.35                  $   9.36

                                                          THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                              OCTOBER 31,                       OCTOBER 31,
                                                          2007            2006             2007             2006
                                                        -------------------------       ---------------------------
Statement of operations
   Interest and dividend income                         $    3,425    $    3,360        $    6,881      $    6,704
   Interest expense                                          1,734         1,570             3,425           3,057
                                                        ----------    ----------        ----------      ----------
      Net interest income                                    1,691         1,790             3,456           3,647

   Provision for loan losses                                    --           (30)               --             (60)
   Gain on sales of loans                                       56            32                65              56
   Gain on sales of investments                                  3            --                 3              --
   Other non interest income                                   267           271               558             550
   Operating expenses                                       (1,657)       (1,632)           (3,375)         (3,297)
                                                        ----------    ----------        ----------      ----------
   Income before income taxes                                  360           431               707             896
   Income taxes                                                104           148               209             313
                                                        ----------    ----------        ----------      ----------

   Net income                                           $      256    $      283        $      498      $      583
                                                        ==========    ==========        ==========      ==========

   Earnings per share - basic                           $     0.12    $     0.14        $     0.24      $     0.28

   Earnings per share - diluted                         $     0.12    $     0.13        $     0.23      $     0.27

   Dividends per share                                  $     0.10    $     0.10        $     0.20      $     0.20

   Weighted average shares outstanding                   2,095,681     2,092,025         2,095,769       2,086,526

   Annualized return on average assets                        0.42%         0.47%             0.41%           0.48%

   Annualized return on average equity                        5.29%         5.98%             5.14%           6.23%

   Net interest spread                                        2.88%         2.99%             2.95%           3.04%

   Net interest margin                                        2.96%         3.09%             3.03%           3.14%



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MAYFLOWER BANCORP, INC. AND SUBSIDIARY
ANALYSIS OF LOANS PAST DUE
(DOLLARS IN THOUSANDS)

                                                                OCTOBER 31,        APRIL 30,        OCTOBER 31,
LOANS PAST DUE OVER 90 DAYS:                                       2007              2007              2006
                                                               ------------      ------------      -------------

   Residential mortgages                                         $    --           $    --            $    --

   Commercial and construction mortgages                              --                --                 --

   Commercial time and demand loans                                   --                --                 15

   Consumer and other loans                                           --                --                 --
                                                               ------------      ------------      -------------
                                                                 $    --           $    --            $    15
                                                               ============      ============      =============
LOANS PAST DUE OVER 90 DAYS AS A PERCENTAGE OF:

   Net loans receivable                                               --                --               0.01%

   Total assets                                                       --                --               0.01%


NON-PERFORMING ASSETS

 **Non-accrual loans                                             $ 1,081           $    --            $    --
   Real estate acquired by foreclosure                                --                --                 --
                                                               ------------      ------------      -------------
                                                                 $ 1,081           $    --            $    --
                                                               ============      ============      =============
NON-PERFORMING ASSETS AS A PERCENTAGE OF:

   Net loans receivable                                             0.80%               --                 --

   Total assets                                                     0.45%               --                 --


ALLOWANCE FOR LOAN LOSSES                                        $ 1,377           $ 1,673            $ 1,758
ALLOWANCE FOR LOAN LOSSES ON OFF-BALANCE SHEET EXPOSURES             110               130                 --
                                                               ------------      ------------      -------------
                                                                 $ 1,487           $ 1,803            $ 1,758
                                                               ============      ============      =============
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF
   NON-PERFORMING LOANS                                           127.38%               --                 --

ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF NET LOANS              1.02%             1.22%              1.26%

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**   includes loans which are contractually past due 90 days or more and/or loans less than 90 days past due on which the Bank has ceased accruing interest


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